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                                [GRAPHIC OMITTED]

                               Exchange Offers for
                             All of the Outstanding
                          9 3/4% Senior Notes due 2003
                             (CUSIP No. 29409K-AB-7)
                                       and
                     9 3/4% Senior Notes due 2003, Series B
                             (CUSIP No. 29409K-AE-1)
                                       of
                               ENVIROSOURCE, INC.
                                       and
                    Solicitation of Consents and Acceptances

                       Pursuant To The Offering Memorandum
                               Dated June 11, 2001

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EACH EXCHANGE OFFER AND THE SOLICITATION PERIOD FOR CONSENTS TO THE PROPOSED
AMENDMENTS AND ACCEPTANCES OF THE PREPACKAGED PLAN WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 12, 2001, UNLESS EXTENDED AS DESCRIBED IN THE OFFERING MEMORANDUM. WITHDRAWAL RIGHTS FOR TENDERS OF SENIOR NOTES AND REVOCATION RIGHTS FOR CONSENTS AND ACCEPTANCES WILL EXPIRE UPON EXECUTION OF THE SUPPLEMENTAL INDENTURES.
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To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

         We have been appointed by Envirosource, Inc., a Delaware corporation (together with any successor entity, the "Company"), to act as the Information Agent in connection with the Exchange Offers by the Company, the solicitation by the Company of Consents to the Proposed Amendments to the Indentures and the solicitation by the Company of Acceptances of the Prepackaged Plan under Chapter 11 of the Bankruptcy Code upon the terms and subject to the conditions set forth in the Offering Memorandum and Solicitation of Consents and Acceptances (the "Offering Memorandum") and the Letter of Transmittal, Consent and Acceptance. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offering Memorandum. See the important notice with respect to the delivery of the Letter of Transmittal, Consent and Acceptance on the next page.

         The Exchange Offers and solicitation of Consents and Acceptances are not being made to (nor will tenders of Senior Notes or deliveries of Consents or Acceptances be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Exchange Offers and solicitation of Consents and Acceptances would not be in compliance with the laws of such jurisdiction.

         Enclosed herewith are copies of the following documents:

         1.    The Offering Memorandum;

         2. The Letter of Transmittal, Consent and Acceptance (Blue) for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service providing information relating to backup federal income tax withholding;

         3.    The Instruction Letter (Green) for use by your clients;

         4. The Notice of Guaranteed Delivery (Grey) to be used (i) if the Senior Notes and all other required documents cannot be delivered to United States Trust Company of New York (the "Exchange Agent") or (ii) the required procedures for book-entry transfer cannot be completed on or prior to the Expiration Time; and

         5.    A return envelope addressed to the Exchange Agent.

         DTC Participants will be able to effect a tender of Senior Notes and deliver Consents through the DTC Automated Tender Offer Program but physical delivery of the Letter of Transmittal, Consent and Acceptance or compliance with the guaranteed delivery is required. See important notice below.

         Please note that the Exchange Offers will expire at 5:00 P.M., New York City time, on July 12, 2001, unless extended. We urge you to contact your clients as promptly as possible.

         The Company will not pay any fees or commissions to any broker or dealer or other person (other than the reasonable and customary compensation of services of the Exchange Agent and the Information Agent) for soliciting tenders of the Senior Notes pursuant to the Exchange Offers. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

         Additional copies of the enclosed documents may be obtained from the undersigned at the address and telephone number set forth in the enclosed Offering Memorandum.

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS NOT CONTAINED IN THE OFFERING MEMORANDUM.


                                Very truly yours,



                                MACKENZIE PARTNERS, INC.


                     IMPORTANT NOTICE REGARDING DELIVERY OF
                  LETTER OF TRANSMITTAL, CONSENT AND ACCEPTANCE

         ALTHOUGH DELIVERY OF SENIOR NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER INTO THE EXCHANGE AGENT'S ACCOUNT AT A BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL, CONSENT AND ACCEPTANCE (OR A FACSIMILE THEREOF) PROPERLY COMPLETED AND DULY EXECUTED, ALONG WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST IN ANY CASE BE TRANSMITTED TO AND RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION TIME, OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED IN THE OFFERING MEMORANDUM MUST BE COMPLIED WITH. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

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